Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of January 98, 2024 (the “Effective Date”) by and between Eloxx Pharmaceuticals, Inc, a Delaware corporation (the “Company”), and SD MF 4 LLC, a Delaware limited liability company (the “Purchaser”).

1.             Issuance of Securities. Subject to the terms and conditions set forth in this Agreement, effective as of the Effective Date, for good and valuable consideration (including the Purchaser entering into the Debt Transaction), the Company agrees to issue and sell to the Purchaser, and , the Purchaser desires to purchase from the Company (i) an aggregate of 157,138 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), (ii) a pre-funded warrant (the “Pre-Funded Warrant”) to purchase up to an aggregate of 471,508 shares of Common Stock (the “Pre-Funded Warrant Shares”), with an exercise price equal to $0.001 per Pre-Funded Warrant Share, and (iii) a warrant (the “Warrant”) to purchase up to an aggregate of 150,000 shares of Common Stock (the “Warrant Shares” and, together with the Shares, the Pre-Funded Warrant and the Pre-Funded Warrant Shares and the Warrant, the “Securities”), with an exercise price equal to $1.18 per Warrant Share.

2.             Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 2.

"Amended Loan Agreement” means the Existing Loan Agreement, as amended by the Fifth Amendment to Loan Agreement.

“Company Counsel” means Latham and Watkins LLP.

“Debt Transaction” means (i) the closing of the Fifth Amendment to Loan Agreement, and (ii) the subsequent acquisition by the Purchaser of 100% of the Tranche 1B Advance outstanding under the Amended Loan Agreement.

“DTC” means the Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"Existing Loan Agreement” means the Loan and Security Agreement, dated as of September 30, 2021, by and among Eloxx Pharmaceuticals, Inc, a Delaware corporation, and Zikani Therapeutics, Inc., a Delaware corporation, each as a borrower, the lenders party thereto and Hercules Capital, Inc., as administrative agent and collateral agent, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 7, 2023, as amended by that certain Second Amendment to Loan and Security Agreement dated May 19, 2023, as amended by that certain Third Amendment to Loan and Security Agreement dated November 10, 2023, and as amended by that certain Fourth Amendment to Loan and Security Agreement dated December 15, 2023.

“Fifth Amendment to Loan Agreement” means that certain Fifth Amendment to Loan and Security Agreement, dated on or about the date hereof, which amends the Existing Loan Agreement, in form and substance acceptable to the Purchaser, the Company and the other parties thereto.

“Material Adverse Effect” has the meaning set forth in Section 4(b).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTC Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Reporting Period” means the period commencing on the Closing Date and ending on the earliest of: (i) the date as of which the Purchasers may sell all of the Securities under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; (ii) the second anniversary of the Closing Date; or (iii) the date on which such Purchaser shall have sold all of the Securities pursuant to a Registration Statement.

“Registration Effective Date” means the earliest of the date that (a) all of the Shares, the Pre-Funded Warrant Shares and Warrant Shares are covered by an effective Registration Statement, (b) all of the Shares, the Pre-Funded Warrant Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) the one-year anniversary of the Closing Date; provided, that a holder of Securities is not an affiliate of the Company, or (d) all of the Shares, the Pre-Funded Warrant Shares and Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Shares, the Pre-Funded Warrant Shares and Warrant Shares pursuant to such exemption, and any restrictive legends on the Shares, the Pre-Funded Warrant Shares or Warrants Shares shall have been removed and any Pre-Funded Warrant Shares or Warrant Shares to be issued on exercise of Pre-Funded Warrants or Warrants shall be issued without any restrictive legends.

“Required Approvals” has the meaning set forth in Section 4(e).

“SEC Reports” means the reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (and all exhibits thereto and documents incorporated by reference therein), for the two years preceding the date of this Agreement (or such shorter period as the Company was required by law or regulation to file such material).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Subsidiaries” has the meaning set forth in Section 4(a).

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Pre-Funded Warrants and the Warrants, the schedules and exhibits attached hereto, any loan amendment documents and any other documents or agreements explicitly contemplated hereunder.

3.	Closing and Delivery.

(a)             Closing. The closing (“Closing”) of the transactions contemplated hereby shall be held at the offices of Seward & Kissel LLP , One Battery Park Place, New York, New York 10004 within two (2) Business Days of the date of this Agreement (such date, the “Closing Date”), or at such other time and place as the Company and the Purchaser mutually agree upon. “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(b)             Delivery. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser (i) the Shares, registered in the name of the Purchaser (or its nominee in accordance with such Purchaser’s delivery instructions), (ii) a Pre-Funded Warrant registered in the name of the Purchaser (or its nominee in accordance with such Purchaser’s delivery instructions) to purchase up to the number of Pre-Funded Warrant Shares set forth in Section 1 of this Agreement and (ii) a Warrant registered in the name of the Purchaser (or its nominee in accordance with such Purchaser’s delivery instructions) to purchase up to the number of Warrant Shares set forth in Section 1 of this Agreement. The Company will deliver to Purchaser as promptly as practicable after the Closing, evidence from the transfer agent of the issuance to Purchaser of its Shares on and as of the Closing Date.

4.             Company Representations. The Company represents and warrants to Purchaser as follows:

(a)             Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than such entities identified by the Company in its SEC Reports (together, the “Subsidiaries”).

(b)             Organization and Qualification. The Company and its Subsidiaries have been duly organized, are validly existing as corporations or limited liability entities and are in good standing under the laws of their respective jurisdictions of organization, except where the failure to be so duly organized, validly existing and in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). The Company and its Subsidiaries are, and will be, duly licensed or qualified as a foreign corporation for the transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the SEC Reports, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting (i) the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole, and (ii) the Company’s ability to timely consummate the transactions contemplated hereby (a “Material Adverse Effect”) provided, however, that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by the Transaction Documents, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with the Transaction Documents.

(c)             Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations contemplated by each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which the Company is a party constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d)             No Conflicts. The issue and sale of the Securities, the execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the property or assets of the Company or its Subsidiaries is subject; (ii) result in any violation of the provisions of the certificate of incorporation, charter or bylaws (or similar organizational documents) of the Company or its Subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or assets.

(e)             Filings, Consents and Approvals. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their respective properties or assets, and no approval by the Company’s shareholders pursuant to applicable rule, law or regulation including without limitation pursuant to Section 5635( of the NASDAQ Marketplace Rules is required for the issue and sale of the Securities, the execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, or the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, (ii) the filing with the SEC of one or more Registration Statements (as defined below) in accordance with the requirements of Section 8, (iii) filings required by applicable state or foreign securities laws, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance, sale and listing of the Shares and Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 7(d) and (vii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f)             Issuance of Securities. The Shares, the Pre-Funded Warrants and the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly authorized and validly issued, fully paid and nonassessable (in the case of the Shares) and free and clear of all liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Pre-Funded Warrant Shares and Warrant Shares have been duly authorized and, when issued in accordance with the terms of the Pre-Funded Warrants and Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Company has reserved from its duly authorized share capital the maximum number of Common Stock issuable pursuant to this Agreement, the Pre-Funded Warrants and the Warrants. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g)             SEC Reports. The Company has filed all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure to qualify to register the Securities for resale on Form S-3 or which would prevent any Purchaser from using Rule 144 to resell any Securities). As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company is not an issuer subject to Rule 144(i) under the Securities Act.

(h)             Capitalization. The authorized capital of the Company as of the date hereof consists of 500,000,000 shares of Common Stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the date hereof there were issued and outstanding a total of 3,143,390 shares of Common Stock and no shares of preferred stock. The Company has the equity incentive plans disclosed in the SEC Reports (including employee stock purchase plans and any inducement equity plans or awards established in compliance with the rules of the Trading Market) (collectively, the “Plans”). Since September 30, 2023, the Company has not issued any equity securities, other than those issued pursuant to the Plans. Except as set forth in the SEC Reports, and other than the shares of Common Stock reserved for issuance under the Plans, there are no outstanding options, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Company has an authorized capitalization as set forth in the SEC Reports, and all of the issued shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the SEC Reports and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, and conform in all material respects to the description thereof contained in the SEC Reports. All of the issued shares of capital stock or other ownership interests of each Subsidiaries of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar rights with respect to any securities of the Company, including with respect to the issuance of Securities contemplated hereby. Except as set forth in the SEC Reports, there are no voting agreements, registration rights agreements or other agreements of any kind between the Company and any other Person relating to the securities of the Company, including the Securities. All of the issued and outstanding shares of capital stock of the Company have been issued in compliance with all applicable federal and state securities laws.

(i)             Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the SEC Reports comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with U.S. generally accepted accounting principles, as applied by the Company (“GAAP”) applied on a consistent basis throughout the periods involved. All disclosures contained in the SEC Reports regarding “non-GAAP financial measures” (as defined by the rules and regulations of the SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the SEC Reports that are not so included as required. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly present the information called for in all material respects and have been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(j)             Material Changes. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements included in the SEC Reports, and, except as disclosed in a subsequent SEC Report filed prior to the date hereof, neither the Company nor its Subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than pursuant to employee benefit plans, qualified stock option plans or other equity compensation plans or arrangements existing on the date hereof and disclosed in the SEC Reports), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its share capital; and since such date, except as disclosed in the SEC Reports, there has not been any change in the share capital, long-term debt, net current assets or short-term debt of the Company or its Subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), prospects, results of operations, stockholders’ equity, properties, management or business of the Company and its Subsidiaries taken as a whole.

(k)             Litigation. Except as disclosed in the SEC Reports, there are no legal or governmental proceedings pending to which the Company or its Subsidiaries is a party or of which any property or assets of the Company or its Subsidiaries is the subject that, if determined adversely to the Company, would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(l)             No Labor Dispute; Compliance with Labor Laws. No labor disturbance by or dispute with the employees of the Company or its Subsidiaries exists or, to the Company’s knowledge, is imminent that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of or has received written notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(m)             No Default. Except as disclosed in the SEC Reports, neither the Company nor its Subsidiaries (i) is in violation of its certificate of incorporation, charter or bylaws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party, by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)             Healthcare Matters. The Company and its Subsidiaries are and at all times have been in compliance with all Health Care Laws (as hereinafter defined) except where such non-compliance would not, singly or in the aggregate, result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means all health care laws applicable to the Company or its Subsidiaries, including, but not limited to: the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and the regulations promulgated thereunder, the Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287, the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the Medicare statute (Title XVIII of the Social Security Act), the Medicaid statute (Title XIX of the Social Security Act), and any and all other similar state, local, federal or foreign laws or regulations promulgated pursuant to such laws, including, without limitation, the FDA current good manufacturing practice regulations at 21 CFR Part 820 and all other laws and regulations applicable to ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its Subsidiaries’ products, each as amended from time to time and the regulations promulgated thereunder. Neither the Company nor its Subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any U.S. or non-U.S. federal, national, state, local or other governmental, administrative or regulatory authority, agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), or third party alleging a violation of any Health Care Laws in any material respect and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, neither the Company nor its Subsidiaries has received any unresolved FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other written correspondence or written notice from any Governmental Authority alleging or asserting non-compliance with any Health Care Laws. The Company and its Subsidiaries have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by applicable Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission), except, in each case, where the failure to do so would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Company, its Subsidiaries or, to the Company’s knowledge, any of their respective directors, officers, employees or agents has engaged in activities which are, as applicable, cause for false claims liability, civil penalties or mandatory or permissive debarment, suspension or exclusion from Medicare, Medicaid, or any other state or federal health care program, clinical trial or clinical registry or, to the Company’s knowledge, is otherwise subject to an inquiry, investigation, proceeding or other similar action by any Governmental Authority that could reasonably be expected to result in debarment, suspension, or exclusion. Neither the Company nor its Subsidiaries is a party to or has any ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by an Governmental Authority.

(o)             Research and Clinical Studies, Clinical Trials and Clinical Registries. The research and clinical studies, clinical trials and clinical registries conducted by, on behalf of or sponsored by the Company or its Subsidiaries, or in which the Company or its Subsidiaries has participated, that are described in the SEC Reports, were, and if still pending are, being conducted in accordance with all applicable Health Care Laws of the FDA, and comparable medical device regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”); the descriptions in the SEC Reports of the results of such studies, clinical trials and clinical registries are accurate and not misleading in all material respects with respect to the portions of such studies, clinical trials and clinical registries being described; the Company has no knowledge of any other studies, clinical trials or clinical registries not described in the SEC Reports, the results of which are inconsistent with or reasonably call into question the results described or referred to in the SEC Reports when viewed in the context in which such results are described and the current state of development; neither the Company nor its Subsidiaries has received any written notices, correspondence or other communications from the Regulatory Authorities or any other Governmental Authority requiring or threatening (i) the termination or suspension or clinical hold of any studies, clinical trials or clinical registries that are described in, or the results of which are referred to in, the SEC Reports, or (ii) the material modification of any studies, clinical trials or clinical registries that would cause them to materially differ from their descriptions in the SEC Reports, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies, clinical trials or and clinical registries, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(p)             Health Care Products Manufacturing. The manufacture of the Company’s and its Subsidiaries’ products by or on behalf of the Company and its Subsidiaries is being conducted in compliance with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 820, and, to the extent applicable, the respective counterparts thereof promulgated by any other Governmental Authority, except where such noncompliance would not, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has had any manufacturing site (whether Company-owned, Subsidiary-owned or, to the Company’s knowledge, that of a third party manufacturer for the Company’s or its Subsidiaries’ products) subject to a Governmental Authority shutdown or import or export prohibition, nor received any unresolved written notice of adverse finding, warning letter, untitled letter, requests to make material changes to the Company’s or its Subsidiaries’ products, processes or operations, or similar written correspondence or notice from the FDA, or any other Governmental Authority alleging or asserting material noncompliance with any Health Care Laws or any governmental licenses required by any such Health Care Laws. To the Company’s knowledge, neither the FDA, nor any other Governmental Authority is considering such action.

(q)             No Safety Notices. Except as would not, singly or in the aggregate, have a Material Adverse Effect: (i) there have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s or its Subsidiaries’ products or services (collectively, “Safety Notices”) and (ii) there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s or its Subsidiaries’ products or services, or (y) a material change in labeling of any of the Company’s or its Subsidiaries’ products or (z) a termination or suspension of marketing, testing or distribution of any of the Company’s or its Subsidiaries’ products or services.

(r)             Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, that are material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except for such liens, encumbrances and defects as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. All assets held under lease by the Company and its Subsidiaries, that are material to the business of the Company, are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its Subsidiaries.

(s)             Intellectual Property. The Company and its Subsidiaries own or possess, is the assignee of, or can acquire or license on reasonable terms, adequate rights to practice or to use all patents, patent applications, statutory invention rights, community designs, invention disclosures, rights in utility models and industrial designs, inventions, registered and unregistered copyrights (including copyrights in software), trademarks, service marks, business names, trade names, logos, slogans, trade dress, design rights, Internet domain names, social media accounts, any other designations of source or origin, intellectual property rights in technology, software, data and know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and any applications (including provisional applications), registrations, or renewals for any of the foregoing, together with the goodwill associated with any of the foregoing, and/or other intellectual property (collectively, “Intellectual Property”), in each case used in or necessary to carry on the business now operated by them, and as proposed to be operated as described in the SEC Reports. The foregoing sentence, however, shall not be construed as the Company representing that it has freedom to operate. (i) Neither the Company nor any of its Subsidiaries has received any written notice of nor, to the Company’s knowledge, has engaged in any infringement, misappropriation or other violation of or conflict regarding any Intellectual Property of any third party, and (ii) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim regarding the subject matter of the foregoing clause (i). All Intellectual Property owned by or assigned to the Company or any of its Subsidiaries and used in the business now operated by them, and as proposed to be operated as described in the SEC Reports (the “Company Intellectual Property”) has been duly maintained (except for intentional abandonments that may occur during routine portfolio management) is subsisting and, to the Company’s knowledge, is valid and enforceable and free of material defects in connection with the filing and prosecution thereof. There is no pending or threatened action, suit, proceeding or, to the Company’s knowledge, claim by any third party challenging the Company’s or any of its Subsidiaries’ rights in, or the validity, ownership, registrability, enforceability or scope of, any such Company Intellectual Property. To the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating any of the Company Intellectual Property, except to the extent any such infringement, misappropriation, or violation would not reasonably be expected, singly or in the aggregate, to materially affect the value of such Company Intellectual Property, and there is no pending or threatened action, suit, proceeding or claim by the Company or any of its Subsidiaries against a third party regarding the foregoing. Each person who is or was an employee or contractor of the Company or any of its Subsidiaries and who is, was or is expected to be involved in the creation or development of any Intellectual Property for or on behalf of the Company or such Subsidiaries has executed a valid written agreement effectively and presently assigning to the Company or any of its Subsidiaries all of such person’s rights in and to such Intellectual Property and, to the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in or has ever been in violation of any term of any agreement with or covenant to a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries, except to the extent any such violation would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. The Company and its Subsidiaries have taken all commercially reasonable steps necessary to maintain and protect the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the businesses of the Company and its Subsidiaries and the confidentiality of such trade secrets and confidential Intellectual Property has not been compromised or disclosed to or accessed by any third party except pursuant to appropriate nondisclosure and confidentiality agreements, except to the extent any failure to protect or maintain such information would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. No university, military, educational institution, research center, Governmental Authority or other organization has funded, contributed to or sponsored research and development conducted in connection with the business of the Company or any of its Subsidiaries that has any claim of right to, ownership of or other lien on, or that would affect the proprietary nature of, or restrict the ability of the Company or any of its Subsidiaries to enforce, license or exclude others from using, in each case, any Company Intellectual Property developed or created by or on behalf of the Company, or, to the Company’s knowledge, any Company Intellectual Property acquired by or licensed to the Company from a third party.

(t)             Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(u)             Transactions With Affiliates and Employees. Except as disclosed in the SEC Reports, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, or stockholders holding more than 5% of the Company’s outstanding Common Stock, on the other hand, that is required to be described in the SEC Reports that is not so described.

(v)             Internal Accounting Controls. The Company and the Subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the SEC Reports, since the end of the Company’s most recent audited fiscal year the Company’s internal control over financial reporting is effective and there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules in respect of the audit committee.

(w)             Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act that are applicable to the Company or its directors or officers in their capacities as directors or officers of the Company as of the date of this Agreement.

(x)             No Brokers. Neither the Company nor its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with this Agreement or the transactions contemplated hereby.

(y)             Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 5, the issuance by the Company of the Securities is exempt from registration under the Securities Act. Assuming the making and the obtaining of the Required Approvals, and compliance by the Purchaser with its obligations in the Transaction Documents the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(z)             Investment Company. The Company is not, and will not be, after giving effect to the offer and sale of the Securities, required to register as an “investment company” (within the meaning of the Investment Company Act of 1940, as amended).

(aa)             Registration Rights. Except as set forth in the SEC Reports, and other than as set forth herein, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a Registration Statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person. There are no contracts, agreements or understandings to require the Company to include any such securities in the Securities proposed to be offered pursuant to the Transaction Documents.

(bb)             Exchange Act Registration and Listing of the Common Stock. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and quoted on the Principal Trading Market; the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removing the Common Stock from the Principal Trading Market, nor has the Company received any notification that the SEC or FINRA is contemplating terminating such registration or listing. The Shares are currently eligible for electronic transfer through the DTC or another established clearing corporation and the Company is current in payment of the fees to the DTC (or such other established clearing corporation) in connection with such electronic transfer.

(cc)             Disclosure. Except as described in Schedule 5.1(bb), the Company confirms that it has not provided, and to the Company’s knowledge, none of its officers or directors nor any other Person acting on its or their behalf has provided, the Purchaser or its respective agents or counsel with any information that it believes constitutes material, non-public information regarding the Company or its Subsidiaries except (i) insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the press release as contemplated by Section 6(d) hereof. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company is not aware of any material misrepresentation contained in the press releases disseminated by the Company since the effective date of the Company’s initial public offering taken as a whole when such press releases were disseminated by the Company. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 hereof. The Company understands and confirms that Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

(dd)             No Integrated Offering. Assuming the accuracy of the Purchaser’ representations and warranties set forth in Section 5, none of the Company, its Subsidiaries nor any of its affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Section 4(2) of the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(ee)             Tax Matters. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions (except where the failure to file would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and have paid all taxes due (except for such taxes, if any, (i) as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP by the Company or (ii) the failure to pay would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and no tax deficiency has been determined adversely to the Company or its Subsidiaries. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.

(ff)             Compliance with Environmental Laws. Except as disclosed in the SEC Reports, neither the Company nor its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, authorization, registration or approval thereunder, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, result in a Material Adverse Effect.

(gg)             No General Solicitation. Neither the Company, nor any Person acting on behalf of the Company, has offered or sold any of the Securities by any form of general solicitation or general advertising.

(hh)             Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, the Subsidiaries, any of their respective officers, directors, affiliates and employees, and, to the Company’s knowledge, any of their respective agents has not violated, its participation in the offering will not violate, and the Company and the Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with, each of the following laws: (i) anti-bribery laws, including but not limited to, any applicable law, rule or regulation of any locality, including but not limited to any law, rule or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (ii) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S.C. §§ 1956 and 1957, the Patriot Act, the Bank Secrecy Act and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(ii)             Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the Company, and/or, to the Company’s knowledge, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the SEC’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), and are required to be described in the SEC Reports, which have not been described as required.

(jj)             Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(kk)             Regulation M Compliance. The Company and its controlled affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(ll)             PFIC. Subject to the qualifications and assumptions set forth in the SEC Reports, the Company is not, and upon the sale of the Securities contemplated hereby does not expect to become, a “passive foreign investment company” (as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder).

(mm)             Office of Foreign Assets Control. Neither the Company nor the Subsidiaries, nor any or their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or the Subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Russia and Syria). Neither the Company nor the Subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partner or other individual or entity: (i) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor the Subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(nn)             Shell Company. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

(oo)             Reserved.

(pp)             Absence of Settlement Agreements or Undertakings. Except as disclosed in the SEC Reports, the Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority.

(qq)             Material Contracts. There are no contracts or other documents required to be described in the SEC Reports or filed as exhibits to the SEC Reports pursuant to Item 601 of Regulation S-K that are not described and filed as required. The statements made in the SEC Reports, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed pursuant to Item 601 of Regulation S-K, constitute accurate summaries of the terms of such contracts and documents in all material respects. Except as disclosed in the SEC Reports, neither the Company nor its Subsidiary is aware that any other party to any such contract or other document filed pursuant to Item 601 of Regulation S-K does not intend to perform its material obligations under the terms thereof.

(rr)             Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including the Subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the SEC Reports.

(ss)             Legal Proceedings. Except as set forth in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation now pending or, to the Company’s knowledge, threatened, against or affecting the Company or any of its Subsidiaries, which might, singly or in the aggregate, result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental actions, suits, inquiries, investigations or proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the SEC Reports, including ordinary routine litigation incidental to the business, could not, singly or in the aggregate, result in a Material Adverse Effect.

5.             Purchaser Representations. In connection with the receipt of the Securities pursuant to this Agreement, Purchaser represents, warrants, agrees and acknowledges to the Company the following:

(a)             The Purchaser has all requisite power to execute and deliver this Agreement, to purchase the Shares, the Pre-Funded Warrants and the Warrants hereunder, and to carry out and perform its obligations under the terms of this Agreement.

(b)             The execution, delivery, and performance of this Agreement by the Purchaser has been duly authorized by all requisite action on the part of the Purchaser, and this Agreement constitutes the legal, valid, and binding obligation of the Purchaser enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)             The execution, delivery and performance by Purchaser of this Agreement do not and will not contravene or constitute a default under, or violation of, or be subject to penalties under, (i) the organization documents of the Purchaser, (ii) any agreement (or require the consent of any party under any such agreement that has not been made or obtained) to which Purchaser is a party, or (iii) to the knowledge of the Purchaser, any judgment, injunction, order, decree or other instrument binding upon Purchaser.

(d)             Purchaser is (i) a qualified institutional buyer (as defined in Rule 144A of the Securities Act), or (ii) an institutional accredited investor (as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act). Accordingly, Purchaser understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). Purchaser was not organized solely for the purpose of acquiring the Securities and is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act.

(e)             Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares and/or Warrants. Accordingly, Purchaser understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(f)             Purchaser acknowledges and affirms that it has conducted and completed its own investigation, analysis and evaluation related to the Company and investment in the Shares, the Pre-Funded Warrants and the Warrants. Purchaser has had full access to, and a full opportunity to review, all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities, including financial information. Purchaser has been offered the opportunity to ask questions of the Company and received answers thereto as Purchaser deems necessary in connection with the decision to purchase the Shares, the Pre-Funded Warrants and the Warrants. Purchaser has conducted its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to the investment in the Shares, the Pre-Funded Warrants and the Warrants.

(g)             Purchaser is acquiring the Shares, the Pre-Funded Warrants and the Warrants hereunder for its own account or for an account over which the Purchaser exercises sole discretion for another qualified institutional buyer or institutional accredited investor. Purchaser is acquiring the Shares, the Pre-Funded Warrants and the Warrants hereunder for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares, the Pre-Funded Warrants and the Warrants in a manner that would violate the registration requirements of the Securities Act. The Purchaser is able to fend for itself in the transactions contemplated herein; is able to bear the economic risk of holding the Shares, the Pre-Funded Warrants and the Warrants for an indefinite period (including total loss of its investment); and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

(h)             Purchaser understands that the Securities have not been registered under the Securities Act or any other applicable securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(i)             Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Unless so registered, the Securities may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto.

(j)             No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

6.	Other Agreements of the Parties.

(a)	Transfer Restrictions.

(i)             Legends. It is understood that, except as provided below, book-entry notations evidencing the Securities may bear the following or any similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE SECURITIES LAWS OF OTHER STATES AND JURISDICTIONS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.”

If required by the authorities of any state in connection with the issuance and sale of the Securities, the legend required by such state authority.

(ii)             Removal of Legends. The legend set forth in Section 6(a)(i) above shall be removed and the Company shall issue a book-entry notation (or certificate, as applicable) to such holder or issue to such holder by electronic delivery at the applicable balance account at the DTC, upon the earlier to occur of (i) such Securities are registered for resale under the Securities Act and Purchaser has provided to the Company representations of itself and, if applicable, its broker reasonably satisfactory to its counsel and transfer agent that such Shares may be delegended (provided that, if the Purchaser is selling pursuant to the effective Registration Statement (as defined in Section 7 below) registering the Purchaser Shares for resale, the Purchaser hereby agrees to only sell such Purchaser Shares during such time that such Registration Statement is effective and not withdrawn or suspended, and only as permitted by such Registration Statement), (ii) such Securities are sold or transferred pursuant to Rule 144 of the Securities Act (“Rule 144”), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Registration Effective Date (as defined below) and (ii) Rule 144 becoming available for the resale of the Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions (and provided that Purchaser has provided to the Company representations of itself and, if applicable, its broker reasonably satisfactory to its counsel and transfer agent that such Shares may be delegended), the Company shall use its reasonable best efforts to cause Company Counsel or any subsequent counsel to issue a legal opinion to the transfer agent or the Purchaser promptly if required by the transfer agent to effect the removal of the legend hereunder. For the avoidance of doubt, the removal of such legends pursuant to the previous sentence shall not be conditioned upon the sale, transfer or disposition of the Securities by the Purchaser. Any fees (with respect to the transfer agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the Registration Effective Date, or at such earlier time as a legend is no longer required for the Purchaser Shares (and provided that Purchaser has provided to the Company representations of itself and, if applicable, its broker reasonably satisfactory to its counsel and transfer agent that such Shares may be delegended), the Company will, no later than two (2) Business Days following the delivery by a Purchaser to the Company (with written notice to the Company) of a book-entry notation representing the Purchaser’s Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in the form necessary to affect the reissuance and/or transfer) and an opinion of counsel to the extent required by Section 6(a)(i) (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a book-entry notation free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 6(a)(ii). Book-entry notations subject to legend removal hereunder may be transmitted by the transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(iii)             Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent to issue to the Purchaser (or in such nominee’s name(s) as designated by a Purchaser) book-entry notations representing the Shares set forth in Section 1 hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6(a)(iii) (or instructions that are consistent therewith) will be given by the Company to the transfer agent in connection with this Agreement (other than those instructions contemplated in Section 3(b)) and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 6(a)(iii) will cause irreparable harm to the Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6(a)(iii) will be inadequate and agrees, in the event of a breach by the Company of the provisions of this Section 6(a)(iii), that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(b)             Furnishing of Information. In order to enable the Purchaser to sell the Securities under Rule 144, for a period of twelve (12) months from the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such twelve (12)-month period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.

(c)             Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security of the Company that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

(d)             Securities Law Disclosure; Publicity. The Company shall, by 9:00 A.M., New York City time, on the first (1st) Business Day immediately following the date of this Agreement (the “Disclosure Time”), issue a press release or file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of the Transaction Documents and the transactions contemplated hereby and thereby, the transaction and any other material, nonpublic information that the Company or any of its representatives, affiliates, officers, directors, or employees or agents, has provided to the Purchaser or any of Purchaser’s affiliates, attorneys, agents or representatives at any time prior to the issuance or filing of the Disclosure Document. Upon the issuance of the Disclosure Document, Purchaser and Purchaser’s affiliates, attorneys, agents and representatives shall not be in possession of any material, non-public information received from the Company, any subsidiary of the Company or any of their respective representatives, affiliates, officers, directors, or employees or agents, and including. The Purchaser covenants that until the earlier of (i) the Disclosure Time and (ii) the issuance or filing of the Disclosure Document, it will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Upon the earlier of (i) the Disclosure Time and (ii) the issuance or filing of the Disclosure Document, the Purchaser shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company, any subsidiary of the Company or any of their respective representatives, affiliates, officers, directors, employees or agents. The Company understands and confirms that the Purchaser and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Notwithstanding anything in this Agreement to the contrary, the Company (i) shall not publicly disclose the name of Purchaser or any of its affiliates or advisers, or include the name of Purchaser or any of its affiliates or advisers in any press release, without the prior written consent of Purchaser and (ii) shall not publicly disclose the name of Purchaser or any of its affiliates or advisers, or include the name of Purchaser or any of its affiliates or advisers in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Purchaser, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of the Principal Trading Market, in which case of clause (A) or (B), the Company shall provide Purchaser with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Purchaser regarding such disclosure.

(e)             Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Securities under the Transaction Documents or under any other written agreement between the Company and the Purchasers; provided, however, that no such Purchaser owns any equity in the Company prior to its purchase of the Securities hereunder.

(f)             Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement and the information contained in it and any schedules hereto, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, including its representatives, affiliates, officers, directors, employees or agents, will provide the Purchaser or any of Purchaser’s affiliates, attorneys, agents or representatives with any information regarding the Company that the Company believes constitutes material non-public information regarding the Company or any subsidiary of the Company without the express written consent of the Purchaser or any of Purchaser’s affiliates, attorneys, agents or representatives. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Purchaser without Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality to the Company or any of its officers, directors, agents, employees or affiliates, or a duty to the Company or any of its officers, directors, agents, employees or affiliates, not to trade on the basis of such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or the Subsidiary, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(g)             Principal Trading Market Listing. Prior to the Closing to the extent required, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Purchaser Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Purchaser Shares to be approved for listing on the Principal Trading Market as promptly as possible thereafter. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Purchaser Shares, and will take such other action as is necessary to cause all of the Purchaser Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the DTC or another established clearing corporation, including, without limitation, by timely payment of fees to the DTC or such other established clearing corporation in connection with such electronic transfer.

(h)             Short Sales. Each Purchaser covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales or otherwise seek to hedge its position in the Company’s securities during the period from the date hereof until the earlier of (i) the Registration Effective Date or (ii) the date this Agreement is terminated in full. Each Purchaser understands and acknowledges that the SEC currently takes the position that coverage of short sales of Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

7.	Registration Rights.

(a)             Mandatory Registration. The Company agrees that, within fifteen (15) calendar days following the Closing Date (the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement on appropriate form registering the resale of the full amount of Shares, Pre-Funded Warrant Shares and Warrant Shares (and any other equity security issued or issuable with respect to the Shares, Pre-Funded Warrant Shares and Warrant Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, the “Registrable Securities”) and naming the Purchaser as a selling shareholder thereunder (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to sixty (60) calendar days after the filing of such Registration Statement if such Registration Statement is reviewed by, and comments thereto are provided from, the SEC; provided, further that the Company shall have the Registration Statement declared effective within three (3) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the SEC (the “Staff”) that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company shall provide a draft of the Registration Statement to Purchaser at least five (5) Business Days in advance of the date of filing the Registration Statement with the SEC (the “Filing Date”), and Purchaser shall provide any comments on the Registration Statement to the Company no later than two (2) Business Days immediately preceding the Filing Date. Upon notification by the SEC that any Registration Statement has been declared effective by the SEC, within two (2) Business Day thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act. In no event shall the Purchaser be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that Purchaser be identified as a statutory underwriter in the Registration Statement, Purchaser will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement, in which case the Company’s obligation to register the Registrable Securities will be deemed satisfied or (ii) be included as such in the Registration Statement. Subject to any comments from the SEC, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Purchaser. The Company shall notify the Purchaser by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective or is supplemented and shall provide the Purchaser with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(b)             Rule 415; Cutback. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Purchaser or otherwise (and notwithstanding that the Company used diligent efforts to advocate with the Staff for the registration of all or a greater portion of the Registrable Securities), such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the SEC. As promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file one or more new Registration Statement(s) (such amendment or new Registration Statement shall also be deemed to be a “Registration Statement” hereunder) to register such additional Registrable Securities and cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than forty-five (45) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to ninety (90) calendar days after the filing of such Registration Statement if such Registration Statement is reviewed by, and comments thereto are provided from, the SEC; provided, further that the Company shall have the Registration Statement declared effective within three (3) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the Staff that the Registration Statement will not be “reviewed” or will not be subject to further review. Any failure by the Company to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect a Registration Statement as set forth in this Section 7(b).

(c)             Reserved.

(d)             Related Obligations. At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 7(a) hereof, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(i)             The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall keep each Registration Statement effective at all times with respect to the Purchaser’s Registrable Securities until the expiration of the Reporting Period. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(ii)             The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Reporting Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

(iii)             Upon request of the Purchaser, the Company shall furnish to Purchaser without charge, (i) promptly after the Registration Statement including such Purchaser’s Registrable Securities is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, and if requested by the Purchaser, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Purchaser may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(iv)             The Company shall notify the Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and upon request deliver ten (10) copies of such supplement or amendment to the Purchaser (or such other number of copies as the Purchaser may reasonably request). Unless such information is publicly available, the Company shall also promptly notify the Purchaser in writing (a) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchaser by electronic mail on the same day of such effectiveness), (b) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (c) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(v)             The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(vi)             If the Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of the Purchaser, the Company shall furnish to the Purchaser, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Purchaser may reasonably request, (a) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchaser, and (b) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Purchaser.

(vii)             If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, upon the written request of the Purchaser in connection with the Purchaser’s due diligence requirements, if any, the Company shall make available for inspection by (a) the Purchaser and its legal counsel and (b) one (1) firm of accountants or other agents retained by the Purchaser (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector solely for the purpose of establishing a due diligence defense under underwriter liability under the Securities Act, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Purchaser) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (X) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (Y) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (Z) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order preventing disclosure of, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Purchaser) shall be deemed to limit the Purchaser’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws.

(viii)             The Company shall cooperate with the Purchaser and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request and registered in such names as the Purchaser may request.

(ix)             If requested by the Purchaser, the Company shall, as soon as practicable, (a) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (b) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (c) supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser.

(x)             The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other state governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(xi)             The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(xii)             Within two (2) Business Days after a Registration Statement that covers Registrable Securities is declared effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Purchaser) confirmation that such Registration Statement has been declared effective by the SEC.

(xiii)             Notwithstanding anything to the contrary herein, at any time after the Registration Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors and its counsel, in the best interest of the Company and, in the opinion of outside counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (a) notify the Purchaser in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchaser or subject the Purchaser to any duty of confidentiality) and the date on which the Grace Period will begin, and (b) notify the Purchaser in writing of the date on which the Grace Period ends (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchaser or subject the Purchaser to any duty of confidentiality); and, provided further, that there shall be no more than two (2) Grace Periods in any three hundred and sixty-five (365) day period and each such Grace Periods shall not exceed an aggregate of thirty (30) consecutive Business Days during any three hundred and sixty-five (365) day period and the first day of any Grace Period must be at least fifteen (15) days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchaser receive the notice referred to in clause (a) and shall end on and include the later of the date the Purchaser receive the notice referred to in clause (b) and the date referred to in such notice. The provisions of Section 7(d)(v) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 7(d)(iv) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

(xiv)             Neither the Company nor any subsidiary or affiliate of the Company thereof shall identify the Purchaser as an underwriter in any public disclosure or filing with the SEC or any applicable Trading Market without the prior written consent of the Purchaser, and the Purchaser being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement.

(e)             Indemnification by the Company. The Company shall indemnify and hold harmless the Purchaser, the officers, directors, members, partners, agents, investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or the Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Purchaser expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Purchaser has approved Exhibit A hereto for this purpose) or (ii) the use by the Purchaser of an outdated, defective or otherwise unavailable Prospectus after the Company has notified the Purchaser in writing that the Prospectus is outdated, defective or otherwise unavailable for use by the Purchaser. The Company shall notify the Purchaser promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by the Purchaser.

(f)             Indemnification by Purchaser. The Purchaser shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Purchaser to the Company expressly for inclusion in such Registration Statement or such prospectus or (ii) to the extent, but only to the extent, that such information relates to the Purchaser’s information provided to the Company for inclusion in the Registration Statement and was reviewed and expressly approved in writing by the Purchaser expressly for use in a Registration Statement (it being understood that the Purchaser has approved Exhibit A hereto for this purpose), such prospectus or in any amendment or supplement thereto. In no event shall the liability of Purchaser be greater in amount than the dollar amount of the proceeds (net of all expenses paid by the Purchaser in connection with any claim relating to this Section 7(f) and the amount of any damages the Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by the Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(g)             Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(i)             An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party(ies) unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(ii)             Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(h)             Contribution. If the indemnification under Sections 7(e) or 7(f) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 7(h) was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(h) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Purchaser of Registrable Securities be greater in amount than the dollar amount of the proceeds received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. The indemnity and contribution agreements contained in this Section 7(h) are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

(i)             For purposes of this Section 7 of this Agreement, “Purchaser” shall include any person to which the rights under this Section 7 shall have been duly assigned.

(j)             Preservation of Rights. During the period between the Closing Date and the Registration Effective Date, the Company shall not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

8.	Conditions Precedent to Closing.

(a)	Conditions Precedent to the Obligations of the Purchaser to Purchase Securities.

(i)             Representations. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of such date.

(ii)             Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(iii)             No injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(iv)             Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(v)             Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(vi)             Reserved.

(vii)             No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the SEC or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the SEC or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(b)	Conditions Precedent to the Obligations of the Company to Sell Securities.

(i)             Representations and Warranties. The representations and warranties made by the Purchaser contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(ii)             Debt Transaction. The Debt Transaction shall have closed concurrently with the Closing hereunder.

(iii)             Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(iv)             No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

9.	Anti-Dilution Rights of Purchaser

If at any time during the fifteen (15) month period commencing on the date hereof the Company shall sell additional shares of Common Stock or any security convertible into shares of Common Stock at a price per share of Common Share of less than $0.975 (other than an issuance pursuant to the Company’s benefit plans, pursuant to the terms of any currently existing obligation or convertible security, option or warrant or in connection with a merger, business combination or other business development transaction (a “Qualifying Dilutive Issuance”), then the Purchaser shall be entitled to receive, at no cost to the Purchaser, that number of shares of Common Stock or, at Purchaser’s sole election, a pre-funded warrant having substantially the same terms as the Pre-Funded Warrants being purchased hereunder (or a combination of shares of Common Stock and a pre-funded warrant) exercisable for such number of shares of Common Stock as would result in the per-centage of the Company’s issued and outstanding shares of Common Stock on a fully diluted basis that is beneficially owned by Purchaser immediately following such Qualifying Dilutive Issuance being equal to such beneficial ownership immediately preceding such Qualifying Dilutive Issuance.

10.	Miscellaneous.

(a)             Representations and Warranties. Purchaser acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties made by Purchaser contained in this Agreement. Prior to the Closing, Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

(b)             Right of Participation. To the extent the Company issues any equity securities or securities convertible into equity during the period commencing as of the date of this Agreement and ending 24 months following the date of this Agreement, Purchaser or its successors shall have the right to purchase up to 19.9% of the offered securities on terms no less favorable than those terms offered to any other investor participating in such issuance.

(c)             Reliance. Each of the Company and the Purchaser is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)             Fees and Expenses. The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall be responsible for up to $75,000 of the Purchaser’s accountable legal expenses incurred in connection with the transactions contemplated by the Transaction Documents. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers.

(e)             Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

(f)             Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail (provided the sender receives a machine-generated confirmation of successful transmission) at the electronic mail address specified in this Section 10(f) prior to 5:00 P.M., New York City time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via electronic mail at the electronic mail address specified in this Section 10(f) on a day that is not a Business Day or later than 5:00 P.M., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, and (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:
Eloxx Pharmaceuticals, Inc. 480 Arsenal Way Watertown, Massachusetts 02472

Telephone No.: [REDACTED]
Email: [REDACTED]
Attention: Chief Executive Officer

With a copy to (which shall not constitute notice):

Telephone No.: (617) 948-6000
Email: wesley.holmes@lw.com
Attention: Wesley Holmes

If to the Purchaser:	To the address set forth under the Purchaser’s name on the signature page hereof

(g)             Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h)             Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(i)             Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution to all stockholders of the Company payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

(j)             Governing Law; Forum. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. The State and Federal courts of New York shall have exclusive jurisdiction in any action to enforce, interpret or construe any provision hereof. Each party to this Agreement hereby expressly waives all rights to trial by jury in any suit, action or proceeding arising under this Agreement and/or the transactions contemplated hereby

(k)             Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Pages Follow]

The undersigned has executed this Agreement as of the date first set forth above.

THE COMPANY:

ELOXX PHARMACEUTICALS INC.

By:	/s/ Sumit Aggarwal
(Signature)
Name:	Sumit Aggarwal
Title:	President and Chief Executive Officer

Address:
480 Arsenal Way, Suite 130
Watertown, MA 02472
Attention:

[Signature Page to Stock Purchase Agreement]

The undersigned has executed this Agreement as of the date first set forth above.

PURCHASER:

SD MF 4 LLC

/s/ Micah Simon
(Signature)
Name:	Micah Simon
Title:	Managing Member

Address:
PO Box 49422 Charlotte, NC 28277 c/o Micah Simon

Attention: Micah Simon
Facsimile:
Email: [REDACTED]

[Signature Page to Stock Purchase Agreement]